Filed pursuant to Rule 433
                                                     Registration No. 333-130684


               Preliminary Mortgage Loan Level Data

                  Morgan Stanley Mortgage Loan Trust 2006-16AX
                                            (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-16AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------

                       Preliminary Collateral Termsheet
                                [$736,421,688]
                                  Approximate

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX
                               Aggregate Group I

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                   Product Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
COLLATERAL TYPE                      LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
1 Yr Arms - IO 10 Yrs                      6     1,706,000.00                 0.23      6.534      709     70.52
2 Yr Arms                                  6     2,344,735.73                 0.32      8.449      659     76.47
2 Yr Arms - IO 10 Yrs                     25     7,460,783.62                 1.01      7.595      672     75.36
2 Yr Arms - IO 5 Yrs                       1       144,000.00                 0.02      7.500      628     80.00
3 Yr Arms                                 35     6,027,687.12                 0.82      7.643      668     76.71
3 Yr Arms - IO 10 Yrs                     79    22,323,259.63                 3.03      7.451      687     77.10
3 Yr Arms - IO 5 Yrs                      60    14,937,682.00                 2.03      7.420      692     78.84
5 Yr Arms                                305    67,060,371.87                 9.11      7.552      706     77.45
5 Yr Arms - IO 10 Months                   1       192,000.00                 0.03      7.375      706     80.00
5 Yr Arms - IO 10 Yrs                  1,817   549,178,463.19                74.57      7.413      703     77.07
5 Yr Arms - IO 5 Yrs                      84    30,221,400.55                 4.10      7.599      693     77.23
6 Month Arms - IO 10 Yrs                   9     1,733,300.00                 0.24      7.472      685     79.71
7 Yr Arms                                  6     2,161,202.70                 0.29      7.597      672     77.24
7 Yr Arms - IO 10 Yrs                     56    28,599,298.63                 3.88      7.583      702     75.65
7 Yr Arms - IO 7 Yrs                       8     2,331,503.00                 0.32      7.901      675     74.57
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
                                                    Index Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
INDEX TYPE                           LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Libor - 6 Month                        1,645   491,937,723.84                66.80      7.482      700     76.83
Libor - 1 Year                           853   244,483,964.20                33.20      7.380      704     77.51
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  Current Balance
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
RANGE OF PRINCIPAL                 NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
BALANCES AS OF THE                 MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
CUT-OFF DATE ($)                     LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                        162    12,468,904.90                 1.69      7.806      707     76.63
100,000.01 - 200,000.00                  761   117,405,128.61                15.94      7.441      707     77.80
200,000.01 - 300,000.00                  665   164,914,092.24                22.39      7.382      701     78.26
300,000.01 - 400,000.00                  407   141,133,643.32                19.16      7.344      694     78.31
400,000.01 - 500,000.00                  205    91,113,624.28                12.37      7.501      697     77.12
500,000.01 - 600,000.00                  134    72,758,843.95                 9.88      7.507      705     76.86
600,000.01 - 700,000.00                   61    39,664,963.03                 5.39      7.488      697     76.38
700,000.01 - 800,000.00                   35    26,470,281.46                 3.59      7.619      703     76.82
800,000.01 - 900,000.00                   19    16,481,525.00                 2.24      7.587      707     76.11
900,000.01 - 1,000,000.00                 31    30,324,435.51                 4.12      7.610      706     72.49
1,000,000.01 - 1,500,000.00               16    20,202,495.74                 2.74      7.441      704     66.94
1,500,000.01 >=                            2     3,483,750.00                 0.47      7.375      754     60.28
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: $26,945.78
Maximum: $1,933,750.00
Average: $294,804.52
Total: $736,421,688.04

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                            Remaining Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MONTHS                    MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
REMAINING                            LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
241 - 360                              2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 342
Maximum: 360
Weighted Average: 358


------------------------------------------------------------------------------------------------------------------
                                                     Seasoning
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF SEASONING                 MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
(Months)                             LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0                                         51    19,779,880.00                 2.69      7.375      684     73.72
1 - 3                                  2,336   687,298,934.44                93.33      7.455      701     77.18
4 - 6                                    100    26,802,733.63                 3.64      7.321      703     76.24
7 - 9                                      8     2,116,800.62                 0.29      7.464      704     76.82
10 - 12                                    2       338,261.95                 0.05      7.320      676     83.04
16 - 18                                    1        85,077.40                 0.01      7.400      648     80.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 0
Maximum: 18
Weighted Average: 2


------------------------------------------------------------------------------------------------------------------
                                             Original Term to Maturity
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MONTHS AT                 MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
ORIGINATION                          LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
241 - 360                              2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 360
Maximum: 360
Weighted Average: 360


------------------------------------------------------------------------------------------------------------------
                                                   Mortgage Rate
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF CURRENT                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
MORTGAGE RATES (%)                   LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                              3       647,010.05                 0.09      5.804      708     77.97
6.001 - 6.500                             13     3,104,116.64                 0.42      6.355      740     71.19
6.501 - 7.000                            561   157,410,166.22                21.38      6.865      708     76.69
7.001 - 7.500                          1,084   338,430,893.70                45.96      7.342      700     76.31
7.501 - 8.000                            542   154,262,450.10                20.95      7.790      696     77.92
8.001 - 8.500                            235    66,084,108.46                 8.97      8.295      698     79.22
8.501 - 9.000                             45    13,208,640.96                 1.79      8.760      691     80.94
9.001 - 9.500                             13     3,182,824.22                 0.43      9.280      679     77.59
10.001 - 10.500                            1        48,777.69                 0.01     10.250      677     80.00
11.001 - 11.500                            1        42,700.00                 0.01     11.250      677     70.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 5.750%
Maximum: 11.250%
Weighted Average: 7.448%




------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
                                           Original Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF ORIGINAL LOAN-            MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
TO-VALUE RATIOS (%)                  LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                                   3       755,000.00                 0.10      7.868      717     28.42
30.01 - 35.00                              2       275,000.00                 0.04      7.773      715     31.08
35.01 - 40.00                              6     1,479,247.71                 0.20      7.383      708     37.31
40.01 - 45.00                              7     1,701,650.00                 0.23      6.996      676     43.42
45.01 - 50.00                             12     3,655,062.43                 0.50      7.357      692     47.27
50.01 - 55.00                             14     8,182,992.57                 1.11      7.422      711     53.25
55.01 - 60.00                             24     7,983,774.72                 1.08      7.128      688     57.44
60.01 - 65.00                             63    26,542,281.29                 3.60      7.194      704     64.01
65.01 - 70.00                            287    83,107,290.42                11.29      7.488      702     69.31
70.01 - 75.00                            233    80,913,657.45                10.99      7.539      699     74.47
75.01 - 80.00                          1,700   490,834,628.28                66.65      7.418      700     79.80
80.01 - 85.00                             18     4,012,333.40                 0.54      7.649      704     84.10
85.01 - 90.00                             69    13,746,591.83                 1.87      7.969      712     89.80
90.01 - 95.00                             24     5,164,469.97                 0.70      7.788      714     94.53
95.01 - 100.00                            36     8,067,707.97                 1.10      8.022      730     99.66
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 17.69%
Maximum: 100.00%
Weighted Average by Current Balance: 77.05%


------------------------------------------------------------------------------------------------------------------
                                             FICO Score at Origination
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
RANGE OF FICO SCORES                 LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
576 - 600                                  6     1,385,215.72                 0.19      7.555      596     69.07
601 - 625                                 76    26,714,666.59                 3.63      7.639      618     73.32
626 - 650                                238    69,988,906.63                 9.50      7.542      638     77.18
651 - 675                                378   116,338,614.58                15.80      7.484      664     76.78
676 - 700                                598   176,456,444.52                23.96      7.408      688     77.32
701 - 725                                465   135,764,002.11                18.44      7.483      712     76.90
726 - 750                                323    92,025,591.79                12.50      7.369      738     78.03
751 - 775                                261    72,920,475.29                 9.90      7.372      762     77.81
776 - 800                                126    37,051,340.18                 5.03      7.403      786     76.39
801 - 825                                 27     7,776,430.63                 1.06      7.573      805     75.36
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 590
Maximum: 816
Non-Zero Weighted Average: 701


------------------------------------------------------------------------------------------------------------------
                                              Geographic Distribution
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
STATE                                LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
California                               651   266,756,225.95                36.22      7.345      701     75.76
Florida                                  288    70,942,321.70                 9.63      7.533      704     76.36
Arizona                                  158    41,061,348.41                 5.58      7.439      706     77.48
Illinois                                 149    38,144,556.30                 5.18      7.574      701     76.83
Nevada                                   121    34,479,108.09                 4.68      7.429      706     77.93
New York                                  76    34,346,851.21                 4.66      7.611      685     77.52
Virginia                                  89    30,339,055.38                 4.12      7.431      699     77.29
Washington                                89    23,141,610.34                 3.14      7.265      706     78.73
Colorado                                  97    22,416,548.66                 3.04      7.323      703     78.91
Maryland                                  64    19,561,389.78                 2.66      7.490      688     78.43
Other                                    716   155,232,672.22                21.08      7.570      702     78.50
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Number of States
Represented: 48





------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                                 Occupancy Status
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
OCCUPANCY STATUS                     LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Primary                                1,786   573,384,978.90                77.86      7.377      697     77.32
Investment                               587   124,491,455.50                16.90      7.701      715     76.31
Second Home                              125    38,545,253.64                 5.23      7.688      723     75.50
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                Documentation Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
INCOME DOCUMENTATION                 LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Limited                                1,333   407,988,644.15                55.40      7.398      699     77.99
No Ratio                                 375   120,568,565.77                16.37      7.591      705     77.12
SI/SA                                    239    75,951,145.46                10.31      7.516      698     74.65
No Documentation                         243    66,617,561.28                 9.05      7.614      708     72.64
Full/Alt                                 308    65,295,771.38                 8.87      7.248      701     78.39
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                   Loan Purpose
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
PURPOSE                              LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Purchase                               1,632   457,477,288.82                62.12      7.484      709     78.86
Refinance - Cashout                      595   193,591,937.95                26.29      7.435      686     73.10
Refinance - Rate Term                    271    85,352,461.27                11.59      7.287      693     76.37
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                   Property Type
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
PROPERTY TYPE                        LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                1,388   407,312,304.09                55.31      7.415      698     76.82
Planned Unit Development                 549   169,790,781.28                23.06      7.461      702     77.49
2-4 Family                               252    86,532,182.12                11.75      7.584      706     76.85
Condominium                              297    69,726,467.86                 9.47      7.419      708     77.64
Condo-Hotel                                4     1,478,912.69                 0.20      7.875      712     75.00
Townhouse                                  6     1,234,240.00                 0.17      8.152      684     80.00
Co-op                                      2       346,800.00                 0.05      7.031      740     73.39
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

------------------------------------------------------------------------------
MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                              Prepayment Charge Term
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
PREPAYMENT CHARGE TERM             MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
AT ORIGINATION (MOS.)                LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0                                      1,321   394,761,201.98                53.61      7.615      700     76.94
4                                          2       987,000.00                 0.13      7.881      717     79.60
5                                          1       300,000.00                 0.04      7.375      632     80.00
6                                         54    23,033,197.39                 3.13      7.506      692     75.28
7                                          1       560,000.00                 0.08      7.375      718     78.87
12                                        46    14,971,629.62                 2.03      7.703      697     75.74
24                                        55    15,535,783.67                 2.11      7.404      686     74.86
33                                         4     1,245,894.00                 0.17      6.848      690     80.00
36                                     1,008   283,539,031.38                38.50      7.201      704     77.51
60                                         6     1,487,950.00                 0.20      7.383      698     78.81
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                Conforming Balance
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
CONFORMING BALANCE                   LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                   370   238,131,989.57                32.34      7.510      703     75.05
Conforming Balance                     2,128   498,289,698.47                67.66      7.418      700     78.01
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                Maximum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MAXIMUM                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
MORTGAGE RATES (%)                   LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
10.001 - 10.500                            1       151,000.00                 0.02      7.500      784     79.47
10.501 - 11.000                            4     1,066,000.00                 0.14      6.063      756     64.82
11.001 - 11.500                            1       179,672.64                 0.02      6.500      671     61.02
11.501 - 12.000                           37     9,446,968.10                 1.28      6.871      710     74.70
12.001 - 12.500                          227    60,026,869.67                 8.15      7.346      712     73.43
12.501 - 13.000                          702   193,922,410.35                26.33      7.080      707     76.74
13.001 - 13.500                          941   303,576,454.26                41.22      7.407      699     76.91
13.501 - 14.000                          371   111,105,787.64                15.09      7.817      693     78.50
14.001 - 14.500                          159    43,100,509.11                 5.85      8.285      693     80.53
14.501 - 15.000                           39    10,282,808.35                 1.40      8.747      687     81.91
15.001 - 15.500                           13     3,182,824.22                 0.43      9.280      679     77.59
15.501 - 16.000                            1       288,906.01                 0.04      8.625      710     75.00
16.001 - 16.500                            1        48,777.69                 0.01     10.250      677     80.00
17.001 - 17.500                            1        42,700.00                 0.01     11.250      677     70.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 10.500%
Maximum: 17.250%
Weighted Average: 13.258%




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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                Minimum Mortgage Rates of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
RANGE OF MINIMUM                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
MORTGAGE RATES (%)                   LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                              1       138,000.00                 0.02      5.875      739     79.99
2.001 - 2.500                          1,979   593,273,935.70                80.56      7.409      705     76.89
2.501 - 3.000                             72    24,788,184.32                 3.37      7.621      674     77.67
3.001 - 3.500                             54    16,760,844.87                 2.28      7.694      720     78.90
3.501 - 4.000                              8     2,592,578.42                 0.35      7.801      671     77.99
4.001 - 4.500                             12     4,816,882.59                 0.65      7.329      714     79.10
4.501 - 5.000                             59    14,005,935.88                 1.90      7.627      679     76.20
5.001 - 5.500                              6     1,692,000.00                 0.23      7.669      670     80.00
5.501 - 6.000                              3       695,810.05                 0.09      7.499      669     80.00
6.001 - 6.500                              7     1,615,444.00                 0.22      6.411      732     75.85
6.501 - 7.000                             67    17,337,089.26                 2.35      6.874      682     77.48
7.001 - 7.500                            102    27,636,342.73                 3.75      7.346      678     77.64
7.501 - 8.000                             57    12,824,217.74                 1.74      7.814      673     77.57
8.001 - 8.500                             40    10,256,250.67                 1.39      8.307      671     77.32
8.501 - 9.000                             16     4,713,869.90                 0.64      8.792      678     79.40
9.001 - 9.500                             13     3,182,824.22                 0.43      9.280      679     77.59
10.001 - 10.500                            1        48,777.69                 0.01     10.250      677     80.00
11.001 - 11.500                            1        42,700.00                 0.01     11.250      677     70.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 2.000%
Maximum: 11.250%
Weighted Average: 2.938%


------------------------------------------------------------------------------------------------------------------
                                    Gross Margins of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
RANGE OF GROSS MARGINS (%)           LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
1.501 - 2.000                              2       261,823.76                 0.04      6.762      697     79.99
2.001 - 2.500                          2,003   600,472,271.01                81.54      7.417      705     76.93
2.501 - 3.000                            189    54,833,245.45                 7.45      7.621      678     77.40
3.001 - 3.500                             51    15,369,194.87                 2.09      7.635      719     78.80
3.501 - 4.000                              7     1,906,978.42                 0.26      7.415      678     77.27
4.001 - 4.500                             12     4,816,882.59                 0.65      7.329      714     79.10
4.501 - 5.000                            224    56,190,124.88                 7.63      7.562      679     77.28
5.001 - 5.500                              7     1,777,077.40                 0.24      7.656      669     80.00
5.501 - 6.000                              2       552,800.00                 0.08      7.919      659     80.00
7.001 - 7.500                              1       241,289.66                 0.03      8.250      619     80.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 2.000%
Maximum: 7.250%
Weighted Average: 2.550%





------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                            Months to Next Adjustment Date of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
MONTHS TO NEXT ADJUSTMENT            LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0 - 5                                      9     1,733,300.00                 0.24      7.472      685     79.71
6 - 11                                     7     1,791,077.40                 0.24      6.575      706     70.97
18 - 23                                   31     9,864,441.95                 1.34      7.798      669     75.65
24 - 29                                    1       367,491.63                 0.05      7.625      691     80.00
30 - 35                                  167    40,699,427.12                 5.53      7.452      687     77.64
36 - 41                                    6     2,221,710.00                 0.30      7.707      661     77.41
48 - 53                                    8     1,626,130.94                 0.22      7.423      702     76.49
54 - 59                                2,156   628,296,334.67                85.32      7.439      703     77.22
60 - 65                                   43    16,729,770.00                 2.27      7.327      687     73.30
72 - 77                                    1       461,440.00                 0.06      7.375      702     80.00
78 - 83                                   67    31,802,164.33                 4.32      7.614      699     75.70
84 - 89                                    2       828,400.00                 0.11      7.440      679     72.40
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum: 4
Maximum: 84
Weighted Average: 57


------------------------------------------------------------------------------------------------------------------
                                 Initial Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
INITIAL PERIODIC CAP (%)             LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                              7     1,415,540.00                 0.19      7.735      673     79.65
1.501 - 2.000                            153    38,357,783.07                 5.21      7.443      682     77.50
2.001 - 2.500                              1       162,320.00                 0.02      6.875      708     80.00
2.501 - 3.000                             48    12,632,697.93                 1.72      7.735      673     76.73
4.501 - 5.000                            512   138,611,976.13                18.82      7.665      708     75.12
5.501 - 6.000                          1,776   544,952,464.90                74.00      7.385      701     77.52
7.001 - 7.500                              1       288,906.01                 0.04      8.625      710     75.00
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Non Zero Minimum: 1.000%
Maximum: 7.250%
Weighted Average: 5.542%


------------------------------------------------------------------------------------------------------------------
                                     Periodic Cap of the Adjustable-Rate Loans
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
                                   MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
PERIODIC CAP (%)                     LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
0.501 - 1.000                            552   149,397,321.53                20.29      7.695      704     75.53
1.501 - 2.000                          1,944   586,587,045.06                79.65      7.385      700     77.44
2.001 - 2.500                              2       437,321.45                 0.06      7.890      694     78.20
------------------------------------------------------------------------------------------------------------------
Total:                                 2,498   736,421,688.04               100.00      7.448      701     77.05
------------------------------------------------------------------------------------------------------------------

Minimum (where applicable): 1.000%
Maximum: 2.250%
Weighted Average (where applicable): 1.797%


------------------------------------------------------------------------------------------------------------------
                                            Loans with PMI over 80% LTV
------------------------------------------------------------------------------------------------------------------
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE          % OF PRINCIPAL      GROSS
Loans with PMI                    MORTGAGE       AS OF THE         BALANCE AS OF      COUPON               OLTV
over 80% LTV                         LOANS       CUT-OFF DATE     THE CUT-OFF DATE        (%)     FICO       (%)
------------------------------------------------------------------------------------------------------------------
Mortgage Insurance                        89    18,013,749.57                58.13      7.782      707     90.51
No Mortgage Insurance                     58    12,977,353.60                41.87      8.090      729     95.06
------------------------------------------------------------------------------------------------------------------
Total:                                   147    30,991,103.17               100.00      7.911      716     92.42
------------------------------------------------------------------------------------------------------------------

              Note: All characteristics are preliminary and are subject to the final collateral pool





------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualification at the end of this material.

------------------------------------------------------------------------------

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MORGAN STANLEY                                                October 17, 2006
Securitized Products Group          [GRAPHIC OMITTED]

------------------------------------------------------------------------------



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